                                  EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

               THE MAJOR AUTOMOTIVE COMPANIES ANNOUNCES RECEIPT OF
                  NASDAQ LETTER OF NON-COMPLIANCE AND DELISTING

LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--October 29, 2004 -- The Major
Automotive Companies, Inc. (the 'Company')(Nasdaq SC: MAJR - news) today announced that the Company has received a letter from Nasdaq indicating that the
Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(4). On April
29, 2004, Nasdaq notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days and, in accordance with Marketplace Rule 4310(c)(8)(D), had 180 days to regain compliance. This period expired as of October 26, 2004. Since the Company has not regained compliance and is not eligible for an additional 180 calendar day compliance period under Nasdaq SmallCap Market initial inclusion criteria set forth in Marketplace Rule 4310(c) for continued listing on The Nasdaq
SmallCap Market, the Company's securities will be delisted from the Nasdaq
SmallCap Market at the opening of business on November 8, 2004.

The Company is evaluating all of its alternatives, including an appeal of the above determinations.

The Major Automotive Companies is a holding company for the Major Automotive
Group, a leading consolidator of automobile dealerships in the New York metropolitan area.

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Contacts:

ERIC L. KELTZ
718/937-2123

                 FOR ADDITIONAL INFORMATION, VISIT THE COMPANY'S
                     WEBSITE AT HTTP://WWW.MAJORWORLD.COM/

The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, contained herein, should be reviewed in conjunction with the Company's annual report on Form 10-K and other publicly available information regarding the
Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.